EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the inclusion in this Annual Report on Form 11-K of our report dated June 26, 2003 on our audit of the financial statements and financial statement schedule of the Fahnestock & Co., Inc. 401(k) Plan for the Plan year ended December 31, 2002.

PricewaterhouseCoopers LLP

New York, New York

June 26, 2003